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Exhibit 1.2



                            SUBSCRIPTION AGREEMENT

          THIS SUBSCRIPTION AGREEMENT, dated as of November 16, 1999 (this "Agreement"), by and between OnHealth Network Company, a Washington corporation (the "Company"), with headquarters located at 808 Howell Street, Suite 400, Seattle, Washington 98101, and the purchaser set forth on the Signature Page to this Agreement (the "Buyer").

                                  WITNESSETH
                                  ----------

          WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, shares of the Company's Common Stock par value $.01 per share (the "Shares").

          NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.   AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

          (a) Subscription The Buyer hereby agrees to purchase from the Company that number of Shares set forth on the Signature Page of this Agreement. The purchase price per Share shall be $7.00 (the "Per Share Purchase Price").

          (b) Form of Payment. At the Closing (as defined in Section 5) (1) the Buyer shall pay the Company, by wire transfer of immediately available funds to such account as specified by the Company to the Buyer that amount equal to the number of Shares purchased by the Buyer multiplied by the Per Share Purchase Price, and (2) Company shall agree to deliver certificates representing the Shares within three days of the Closing.

          2.   BUYER REPRESENTATIONS, WARRANTIES, ETC.

          The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

          (a) Subscription Agreement The Buyer has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and the other agreements executed or to be executed by the Buyer in connection herewith and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

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          3.   COMPANY REPRESENTATIONS, WARRANTIES, ETC.

          The Company represents and warrants to, and covenants and agrees with, the Buyer that:

          (a) Organization and Authority The Company is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to (i) own, lease and operate its properties and to carry on its business as described in the SEC Reports (as defined below) and as now being conducted, and (ii) to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

          (b) Capitalization The description of the authorized capital stock of the Company set forth under the captions "Capitalization" and "Description of Our Securities" in the Prospectus is accurate and complete in all material respects. The Company does not have outstanding any material amount of securities (or obligations to issue any such securities) convertible into, exchangeable for or otherwise entitling the holders thereof to acquire shares of Common Stock, except as disclosed in the SEC Reports. The Company has duly reserved from its authorized and unissued shares of Common Stock the full number of shares required for (y) all options, warrants, convertible securities and other rights to acquire shares of Common Stock which are outstanding and (z) all shares of Common Stock and options and other rights to acquire shares of Common Stock which may be issued or granted under the stock option and similar plans which have been adopted by the Company.

          (c) Authorization. The Shares have been duly authorized. There are no preemptive or similar rights of any shareholder of the Company or any other Person to acquire any of the Shares. The Company and the Shares meet the criteria for continued listing and trading on the Nasdaq Stock Market ("Nasdaq"); the Company has not been notified since January 1, 1999 by the Nasdaq of any failure or potential failure to meet the criteria for continued listing and trading on the Nasdaq and no suspension of trading in the Common Stock is in effect. Subject to compliance, if required, with Rule 4310(c)(25)(H) of the Nasdaq, the Company knows of no reason that the Shares will not be eligible for listing on the Nasdaq. For purposes of this Agreement, "Person" means an individual, partnership, corporation, limited liability company, trust, incorporated organization, unincorporated association or joint stock company.

          (d) Subscription Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

          (e) Non-contravention. The execution and delivery by the Company of this Agreement and the consummation by the Company of the issuance of the Shares as contemplated by

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this Agreement do not and will not, with or without the giving of notice or the lapse of time, or both (i) result in any violation of any terms of the Articles of Incorporation or by-laws of the Company, (ii) conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, or result in the modification, amendment, termination or cancellation of, result in the acceleration of any obligation of the Company under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its respective properties or assets is bound or affected, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its respective properties or assets or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company to own or lease and operate any of their respective properties or to conduct any of their respective businesses or the ability of the Company to make use thereof.

          (f) Approvals. The Shares are duly and validly registered with the SEC pursuant to the Registration Statement. The Registration Statement has been declared effective by the SEC and the Company has no knowledge of any stop order or other action by the SEC to suspend or terminate the effectiveness thereof.
No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained or made by the Company for (1) the execution, delivery and performance by the Company of this Agreement, and (2) the issuance and sale of the Shares as contemplated by this Agreement.

          (g) Information Provided. The information provided by or on behalf of the Company to the Buyer in connection with the transactions contemplated by this Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, it being understood that, for purposes of this Section 3(g), any statement contained in such information shall be deemed to be modified or superseded for purposes of this Section 3(g) to the extent that a statement in any document included in such information which was prepared or filed with the SEC on a later date modifies or replaces such statement, whether or not such later prepared or filed statement so states.

          (h) Absence of Certain Changes. Except as disclosed or incorporated by reference in the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "SEC") on June 22, 1999 as amended from time to time (SEC 1933 Act Number 333-81321, the "Registration Statement") and the Prospectus dated August 31, 1999 and the supplements thereto forming a part of such Registration Statement (collectively, the "Prospectus"), in each case as filed with the SEC (the "SEC Reports"), since September 30, 1998, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other), results of operations or prospects of the

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Company. Except as and to the extent disclosed, reflected or reserved against in the financial statements of the Company and the notes thereto included in the SEC Reports and except as disclosed in the Prospectus, the Company has no material (individually or in the aggregate) liabilities, debts or obligations whether accrued, absolute, contingent or otherwise, and whether due or to become due. Since June 30, 1998, the Company has not incurred any liabilities, debts or obligations of any nature whatsoever which are individually or in the aggregate material to the Company, other than those incurred in the ordinary course of their respective businesses or disclosed in the SEC Reports.

          (i) Absence of Certain Proceedings. Except as described in the SEC Reports, there is no action pending or, to the knowledge of the Company, threatened against the Company, in any such case likely to have a material adverse effect on the business, properties, condition (financial or other), results of operations or prospects of the Company or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement; neither the Company nor any director or officer thereof is or has been the subject of any action involving (i) a claim of violation of or liability under federal or state securities laws or (ii) a claim of breach of fiduciary duty. The Company does not have pending before the SEC any request for confidential treatment of information.

          (j) SEC Filings. The Company has timely filed all required forms, reports and other documents required to be filed with the SEC under the Securities Exchange Act of 19334, as amended (the "1934 Act"). All of such forms, reports and other documents complied, when filed, in all material respects, with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act") and the 1934 Act.

          4.   Certain Covenants and acknowledgements.

          (a) Reporting Status. So long as the Buyer beneficially owns any of the Shares, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act and the Company shall not voluntarily terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

          (b) Blue Sky Laws. The Company shall take such action as and to the extent it shall be necessary or required to qualify, or to obtain an exemption for, the Shares pursuant to this Agreement under such of the securities or "blue sky" laws of jurisdictions as shall be applicable to the sale of the Shares pursuant to this Agreement. The Company shall furnish copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities or "blue sky" laws.

          (c) Best Efforts. Each of the parties shall use its commercially reasonably best efforts timely to satisfy each of the conditions to the other party's obligations to sell and purchase

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the Shares set forth in Section 6 or 7, as the case may be, of this Agreement on or before the Closing Date.

          5.   CLOSING.

          Subject to the satisfaction or waiver of the conditions set forth in Sections 6 and 7, the Closing shall take place shall be 12:00 noon, Seattle, Washington time (the "Closing"), on the date of this Agreement, or such other mutually agreed to time. The closing of such sale of the Shares shall occur on the Closing Date at the offices of Preston Gates & Ellis LLP, 701 Fifth Avenue, Suite 5000, Seattle, Washington 98104.

          6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL AND ISSUE.

          The Buyer understands that the Company's obligation to sell the Shares to the Buyer pursuant to this Agreement at the Closing is conditioned upon the satisfaction of the following conditions precedent on or before the Closing (any or all of which may be waived by the Company in its sole discretion):

          (a) Delivery by the Buyer to the Company of good funds as payment in full of an amount equal to the Per Share Purchase Price for each of the Shares;

          (b) The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement as if made on the Closing Date and the performance by the Buyer on or before the Closing Date of all covenants and agreements of the Buyer required to be performed on or before the Closing Date; and

          (c) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement.

          7.   CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

          The Company understands that the Buyer's obligation to purchase the Shares from the Company pursuant to this Agreement at the Closing is conditioned upon the satisfaction of the following conditions precedent on or before the Closing (any or all of which may be waived by the Buyer in its sole discretion):

          (a) Delivery by the Company of the certificates for the Shares for the account of the Buyer in accordance with this Agreement (such delivery, the parties agree, may be up to three days after the Closing);

          (b) The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date and the performance by the

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Company on or before the Closing Date of all covenants and agreements of the
Company required to be performed on or before the Closing Date and receipt by the Buyer of a certificate, dated the Closing Date, of the Chief Executive Officer or the Chief Financial Officer of the Company confirming such matters and such other matters as the Buyer may reasonably request;

          (c) The receipt by the Buyer of a certificate, dated the Closing Date, of the Secretary of the Company certifying (1) the Articles of Incorporation and By-Laws of the Company as in effect on the Closing Date, (2) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the transactions contemplated hereby and (3) such other matters as reasonably requested by the Buyer;

          (d) The Company and the Company's transfer agent shall have executed an Order to Issue and Register substantially in the form attached hereto as Annex II.

          (e) Receipt by the Buyer on the Closing Date of an opinion of Preston Gates & Ellis LLP, counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer;

          (f) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement.

          8.   MISCELLANEOUS.

          (a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Washington.

          (b) Counterparts. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party. Although this Agreement is dated as of the date first set forth above, the actual date of execution and delivery of this Agreement by each party is the date set forth below such party's signature on the signature page hereof. Any reference in this Agreement or in any of the documents executed and delivered by the parties hereto in connection herewith to (1) the date of execution and delivery of this Agreement by the Buyer shall be deemed a reference to the date set forth below the Buyer's signature on the signature page hereof, (2) the date of execution and delivery of this Agreement by the Company shall be deemed a reference to the date set forth below the Company's signature on the signature page hereof and (3) the date of execution and delivery of this Agreement or the date of execution and delivery of this Agreement by the Buyer and the Company shall be deemed a reference to the later of the dates set forth below the signatures of the parties on the signature page hereof.

          (c) Headings, etc. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

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          (d) Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

          (e) Amendments. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Buyer or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

          (f) Waivers. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealings between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

          (g) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be delivered personally (which shall include telephone line facsimile transmission with answer back confirmation) or by courier and shall be effective upon receipt, if delivered personally or by courier, in the case of the Company addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: Chief Financial Officer (telephone line facsimile transmission number (206) 652-9075), or, in the case of the Buyer, at its address or telephone line facsimile transmission number shown on the signature page of this Agreement or such other address or telephone line facsimile transmission number as a party shall have provided by notice to the other party in accordance with this provision.

          (h) Assignment. No party to this Agreement may assign, by operation of law or otherwise, all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of the Company.

          (i) Survival of Representations and Warranties. The respective representations, warranties, covenants and agreements of the Buyer and the Company contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the delivery of payment for the Shares and shall remain in full force and effect regardless of any investigation made by or on behalf of them or any Person controlling or advising any of them.

          (j) Entire Agreement. This Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, with respect thereto.

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          (k) Termination.  The Buyer shall have the right to terminate this
Agreement by giving notice to the Company at any time at or prior to the Closing Date if:

          (1) the Company shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its obligations hereunder;

          (2) any other condition of the Buyer's obligations hereunder is not fulfilled; or

          (3) the closing of the sale of the Shares shall not have occurred on or before November 19, 1999, other than solely by reason of a breach of this Agreement by the Buyer.

Any such termination shall be effective upon the giving of notice thereof by the Buyer. Upon such termination, the Buyer shall have no further obligation to the Company hereunder and the Company shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

          (l) Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

          (m) Public Statements, Press Releases, Etc. The Company and the Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

          (n) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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                    SUBSCRIPTION AGREEMENT--SIGNATURE PAGE

     IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer and the Company by their respective officers or other representatives thereunto duly authorized on the respective dates set forth below.

                                     BUYER

                                     VAN WAGONER FUNDS


                                     By:  /s/ Garrett Van Wagoner
                                         -------------------------------
                                     Name:  Garrett Van Wagoner
                                     Title: President
                                     Number of Shares   2,100,000


                                     ONHEALTH NETWORK COMPANY


                                     By:   /s/ Ron Stevens
                                           -----------------------------
                                           Ron Stevens
                                           Chief Financial Officer

                                           Date: November 16, 1999

                                                                        ANNEX II
                           OnHealth Network Company
                         808 Howell Street, Suite 400
                              Seattle, WA  98101

                               November 16, 1999

American Stock Transfer and Trust Company

     Re:  Order to Issue and Register
          ---------------------------

Ladies and Gentlemen:

     The Board of Directors of OnHealth Network Company, a Washington corporation (the "Company"), has authorized the issuance and sale of 2,100,000 shares of the Company's Common Stock (the "Common Stock"), pursuant to the Subscription Agreement, dated November 16, 1999 (the "Subscription Agreement") between the Company and Van Wagoner Funds (the "Purchaser"). The Company is selling 2,100,000 shares of its Common Stock to the Purchaser. You are, therefore, hereby

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authorized and requested, as Transfer Agent and Registrar of the Company's
Common Stock: (i) to issue and register for original issuance 2,100,000 shares of the Company's Common Stock in the names and amount set forth on the attached Exhibit A, and (ii) to cause a certificate representing such shares of Common Stock to the Purchaser to be delivered to the Purchaser at the addresses set forth on the attached Exhibit A

     Attached please find a copy of the opinion of Preston Gates & Ellis LLP regarding the due authorization of the Common Stock issuable pursuant to the Subscription Agreement.


                              Very truly yours,

                              ON HEALTH NETWORK COMPANY

                              __________________________________
                              Ron Stevens
                              Chief Financial Officer

ACCEPTED AND AGREED:

American Stock Transfer and Trust Company


By_______________________________________

  Print Name:____________________________

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                                   EXHIBIT A
                                   ---------

                               List of Purchasers
                               ------------------

Name                        Van Wagoner Funds
Number of Shares            2,100,000
Address:                    c/o Van Wagoner Capital Management, Inc.
                            345 California Street
                            Suite 2450
                            San Francisco, CA 94104

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